SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) May 6, 2008

VELOCITY ASSET MANAGEMENT, INC.

(Exact name of registrant as specified in Charter)

Delaware	000-61570	65-0008442

(State of other Jurisdiction of incorporation)	(Commission file no.)	(IRS employer identification no.)

1800 Route 34 North, Building 4, Suite 404B Wall, NJ		07719

(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (201-760-6306)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On May 6, 2008, Velocity Asset Management, Inc. (the “Company”) consummated an initial closing (the “Closing”) of its private placement offering (the “Offering”) of Units comprised of shares of common stock (the “Shares”) and warrants to purchase shares of common stock (the “Warrants”, together with the Shares, the “Securities”) to accredited investors (“Investors”). The Securities are being offered and sold pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”). The Company sold an aggregate of 800,003 Shares at a purchase price of $0.90 per Share and delivered Warrants to purchase an aggregate of 200,001 shares of the Company’s common stock. The Company intends to use the net proceeds from the Offering primarily for the purchase of portfolios of unsecured consumer receivables and for general corporate purposes, including working capital.

          The Warrants entitle the holders to purchase shares of the Company’s common stock reserved for issuance thereunder (the “Warrant Shares”) for a period of three years from the date of issuance at an exercise price of $1.125 per share or the holders may receive shares pursuant to a cashless exercise provision. The Warrants contain certain anti-dilution rights on terms specified in the Warrants.

          The investors of this Offering are not entitled to any registration rights with respect to the Securities.

          The Securities have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, and are being offered and sold only in the United States to “accredited investors” (as defined in Rule 501(a) of the Securities Act) pursuant to an exemption from registration under Section 4(2) of the Securities Act. Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission or regulatory body has approved or disapproved the securities. Any representation to the contrary is a criminal offense.

Item 3.02. Unregistered Sales of Equity Securities

See Item 1.01 of this Current Report on Form 8-K, which Item is incorporated herein by this reference, for a description of the terms of the financing transaction that included the issuance of the Securities.

The Company received net proceeds of $599,600 from the placement, after payment of offering expenses of approximately $70,000 and commissions of approximately $50,400. The Company retained a registered FINRA broker dealer to act as placement agent. In addition, the placement agent is entitled to receive three-year warrants to acquire 80,000 shares of the Company’s common stock at an exercise price of $1.125 per share.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description

4.1	Form of Warrant

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

VELOCITY ASSET MANAGEMENT, INC.

/s/ James Mastriani

James Mastriani
Chief Financial Officer

Dated: May 12, 2008